Exhibit 10.13

U.S. - Accredited Investor

SUBSCRIPTION FOR COMMON SHARES

TO:	Bakbone Software Incorporated (the “Corporation”)
AND TO:	Burnet, Duckworth & Palmer LLP

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of common shares (“Common Shares”) of the Corporation set forth below at a subscription price of Cdn $0.88 per Common Share, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Common Shares of Bakbone Software Incorporated” attached hereto (the “Subscription Agreement”).

Name of Subscriber (please print)

By:
Authorized Signature

Official Capacity or Title (please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

Subscriber’s Address, including zip code

Telephone Number

Social Insurance Number or Taxation Account Number

Register the Common Shares as set forth below:

Name

Account reference, if applicable

Address, including zip code

Number of Common Shares:

Aggregate Subscription Price: $

If the Subscriber is signing as agent for a principal and is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:

Name of Principal

Principal’s Address

Deliver the Common Shares as set forth below:

Name

Account reference, if applicable

Contact Name

Address, including zip code

Telephone Number

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Bakbone Software Incorporated

Subscription No.
Per:	, 200

This is the first page of an agreement comprised of 6 pages (excluding Exhibits “1” and “2” attached hereto).

U.S. - Accredited Investor

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

COMMON SHARES OF BAKBONE SOFTWARE INCORPORATED

Representations and Warranties by Corporation

1.	The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Common Shares to the Subscriber;

(b)	this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms; and

(c)	the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Common Shares, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound.

Representations, Warranties and Covenants by Subscriber

2. The Subscriber acknowledges that this subscription is subject to rejection or allotment by the Corporation. It is understood and agreed that this subscription and all monies tendered herewith shall be returned to the Subscriber, without interest, at the address of the Subscriber set out on the face page hereof if this subscription is not accepted.

3. The Subscriber acknowledges that upon a subscription being accepted by the Corporation, the Corporation will, subject to the terms and conditions set out herein, issue to the Subscriber certificates evidencing the Subscriber’s ownership of the Common Shares.

4. The Subscriber acknowledges that the Common Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 2,500,000 Common Shares.

5. By executing this subscription, the Subscriber (and, if applicable, the others for whom it is contracting hereunder) represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)	it has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, and acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Common Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and in compliance with the other requirements of applicable securities laws. The Subscriber further acknowledges that it should consult its own legal counsel in its jurisdiction of residence for full particulars of applicable resale restrictions; and

(b)	it has not received, nor has it requested, nor does it have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document (other than financial statements, interim financial statements or any other document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Common Shares, and it has not become aware of any advertisement in printed public media, radio, television or telecommunications, including electronic display such as the Internet, with respect to the distribution of the Common Shares; and

(c)	it has relied solely upon publicly available information relating to the Corporation and not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation except as expressly set forth herein; and

(d)	it is resident in the jurisdiction set forth as the “Subscriber’s Address” opposite its signature on the face page of this Subscription Agreement, and if the Subscriber is acting as agent for a disclosed principal/beneficial purchaser, such disclosed principal/beneficial purchaser is resident in the jurisdiction set forth in the Subscription Agreement as the “Principal’s Address” of the beneficial purchaser; and

U.S. - Accredited Investor

(e)	it understands and acknowledges that the Common Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and that:

(i)	the sale contemplated hereby is being made in reliance upon the exemption from registration under the U.S. Securities Act provided by section 4(2) thereof and exemptions from registration under applicable state securities laws; and

(ii)	all such sales are being made in transactions not involving any public offering within the meaning of the U.S. Securities Act. Accordingly, the Common Shares will be “restricted securities” within the meaning of the United States Securities and Exchange Commission’s Rule 144, and therefor may not be offered or sold by it, directly or indirectly, in the United States without registration under United States federal and state securities laws, except in compliance with (i) below; and

(f)	it is an institution or an individual that is an “Accredited Investor”, as that term is defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) of Regulation D under the U.S. Securities Act as set out in Exhibit ”1” attached hereto and which is incorporated herein; and

(g)	it is acquiring the Common Shares for its own account or for the account of another Accredited Investor with respect to which it exercises sole investment discretion; and

(h)	it is purchasing Common Shares having an aggregate acquisition cost of not less than CDN $97,000 and if it is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the offering of the Common Shares and has a bona fide purpose other than investment in the Common Shares, or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than CDN $97,000; and

(i)	it agrees that it will not offer, sell, pledge, hypothecate or otherwise transfer the Common Shares except in compliance with applicable Canadian laws and regulations as applicable and: (A) to the Corporation, (B) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, or (C) inside the United States in a transaction exempt from registration under the U.S. Securities Act and, in any event, in compliance with any applicable state securities laws of the United States; it understands that the Common Shares will bear a legend to the foregoing effect and that prior to any transfer pursuant to the foregoing clause (C), the Corporation will require an opinion of counsel, satisfactory to it, that such transfer is exempt from registration under the U.S. Securities Act and applicable state securities laws; it understands and acknowledges that the certificates for the Common Shares and any certificates issued in replacement thereof or exchange therefore shall have been endorsed thereon a legend reflecting such restrictions on transfer; it understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Common Shares in the United States; and

(j)	it further acknowledges that because the subscription is being made pursuant to exemptions from the prospectus and registration requirements of applicable securities law:

(i)	its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (1) the fact that the Corporation is organized under the laws of Canada; (2) some or all of its directors and its officers may be residents of Canada, and (3) all or substantial portion of the assets of the Corporation and said persons may be located outside the United States;

(ii)	it may not receive information that might otherwise be required to be provided to the Subscriber under the applicable securities laws if the exemptions were not being used; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under the applicable securities laws if the exemptions were not being used; and

U.S. - Accredited Investor

(k)	it acknowledges that it has not purchased the Common Shares as a result of any general solicitation or general advertising, as such terms are defined in Regulation D under the U.S. Securities Act, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(l)	it understands that the investment in the Common Shares may have tax consequences under the laws of the United States and of Canada and that it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to its particular circumstances; and

(m)	if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(n)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(o)	if a corporation, partnership, unincorporated association or other entity, it has the legal capacity and competence to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(p)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law applicable to it, or any of its constating documents, or of any agreement to which the Subscriber is a party or by which it is bound; and

(q)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment; and

(r)	it understands and acknowledges that the Corporation: (i) is under no obligation to be or to remain a “foreign issuer”; (ii) may not, at the time it sells such securities or at any other time, be a “foreign issuer”; and (iii) may engage in one or more transactions which could cause the Corporation not to be a “foreign issuer”. If the Corporation is not a “foreign issuer” at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the purchaser will, if required under the U.S. Securities Act, bear the legend referred to in paragraph (i) above and may not constitute “good delivery” in settlement of a trade on stock exchanges in Canada; and

(s)	it is aware that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares; that there is no government or other insurance covering the Common Shares; that there are risks associated with the purchase of the Common Shares; that there are restrictions on the Subscriber’s ability to resell the Common Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Common Shares; that the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements as to the filing of a prospectus, to provide the Subscriber with a prospectus and as to the delivery of an offering memorandum, as well as to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), including statutory rights of rescission or damages, will not be available to the Subscriber, that it may not receive information that might otherwise be required to be provided to the Subscriber under applicable securities laws if the exemption were not being used; and that the Corporation is relieved from certain obligations that would otherwise apply under the applicable securities laws if the exemption were not being used; and

(t)	if required by applicable securities legislation, regulations, rules, instruments, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Common Shares as may be required (including, without limitation, the private placement questionnaire and undertaking required by The Toronto Stock Exchange and the Certificate of Accredited Investor, copies of which are attached hereto); and

(u)	it does not act jointly or in concert with any other Subscriber for Common Shares for the purposes of the acquisition of the Common Shares; and

U.S. - Accredited Investor

(v)	the Subscriber is capable of assessing the proposed investment as a result of the Subscriber’s financial experience or as a result of advice received from a registered person other than the Corporation or any affiliates thereof; and

(w)	it will not resell the Common Shares, except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(x)	it acknowledges that the certificates representing the Common Shares may bear a restrictive legend in accordance with applicable securities legislation; and

(y)	the delivery of this subscription, the acceptance hereof by the Corporation and the issuance of the Common Shares to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement; and

(z)	none of the funds the Subscriber is using to purchase the Common Shares are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities.

The Subscriber agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this subscription and as of the Closing Time (as defined in paragraph 7 below) and will survive the completion of the issuance of the Common Shares.

Closing

6. The Subscriber agrees to deliver to the Corporation at 10145 Pacific Heights Boulevard, Suite 900, San Diego, CA 92121 Attention: John Fitzgerald, as soon as possible and, in any event, not later than 2:00 p.m. (Calgary time) on December 26, 2002 (or two business days before the Closing Date of which the Subscriber receives notice): (a) this duly completed and executed Subscription Agreement; (b) a duly completed “accredited investor” certificate, attached hereto as Exhibit “1”; (c) a duly completed Toronto Stock Exchange private placement questionnaire and undertaking, attached hereto as Exhibit “2”; (d) such other documents as may be requested as contemplated by subsection 5(t) hereof; and (e) a certified cheque or bank draft payable to the Corporation for the aggregate subscription price or payment of the same amount in such other manner as is acceptable to the Corporation.

7. The sale of the Common Shares will be completed at the offices of Burnet, Duckworth & Palmer LLP in Calgary, Alberta at 9:00 a.m. (Calgary time), or such other time as the Corporation may determine (the “Closing Time”) on December 30, 2002, or such other date as the Corporation may determine (the “Closing Date”).

8. The Subscriber hereby irrevocably authorizes the Corporation, in its sole discretion: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber; (c) to receive on its behalf certificates representing the Common Shares subscribed for under this subscription; and (d) to approve any opinions, certificates or other documents addressed to the Subscriber.

9. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such agreements shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents listed in Section 6 hereof to the Corporation within two business days of the Closing Date. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

10. The Subscriber expressly waives and releases the Corporation from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled pursuant to the provisions of securities laws of the jurisdiction in which the Subscriber is resident.

U.S. - Accredited Investor

General

11. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon in determining the suitability of a purchaser of Common Shares and will be true and correct at the Closing Time on the Closing Date and the Subscriber agrees to indemnify the Corporation and its directors and officers against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation at Bakbone Software Incorporated, 10145 Pacific Heights Boulevard, Suite 900, San Diego, CA 92121, Attention: John Fitzgerald, Chief Financial Officer, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time on the Closing Date.

12. The contract arising out of this Subscription Agreement and all documents relating to it, which by common accord have been or will be drafted in the English language, shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the Subscriber and the Corporation each irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

13. Time shall be of the essence hereof.

14. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

15. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Common Shares to the Subscriber shall be borne by the Subscriber.

16. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

17. The Corporation will have the right to accept or reject the Subscriber’s offer to purchase at any time at or prior to the Closing Time. Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the acceptance of the Subscription Agreement will be conditional among other things upon the sale of the Common Shares to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable securities laws and receipt of all stock exchange approvals and consents. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery at closing of the certificates representing the Common Shares to or upon the direction of the Subscriber in accordance with the provisions hereof.

18. The Subscriber, on its own behalf and, if applicable, on behalf of the others for whom it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of the others for whom it is contracting hereunder.

19. Subject to paragraph 8 above, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

EXHIBIT “1”

CERTIFICATE OF ACCREDITED INVESTOR

Accredited Investor – (defined in subsection 501(a) of SEC Reg. D) means any person who comes within any of the following categories at the time of the sale of the securities to that person:

___	(501(a)(1)) any bank as defined in Section 3(a)(2) of the Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, any insurance company as defined in Section 2(13) of the Securities Act of 1933, any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, any employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	(501(a)(2)) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	(501(a)(3)) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___	(501(a)(5)) a natural person whose individual net worth, or joint net worth with that of such individual’s spouse, at the time of purchase exceeds $1,000,000;

___	(501(a)(6)) an individual with an income in excess of $200,000 in each of the two most recent years or joint income with that of such individual’s spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year;

___	(501(a)(7)) any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

NOTE:	The investor must initial beside the applicable portion of the above definition.

All monetary references in this Exhibit “1” are in United States Dollars.

United States Accredited Investor

EXHIBIT “2”

THE TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

1.	DESCRIPTION OF TRANSACTION

(a)	Name of Issuer of the Securities - BAKBONE SOFTWARE INCORPORATED

(b)	Number and Class of Securities to be Purchased -

Common Shares of Bakbone Software Incorporated

(c)	Purchase Price: $0.88 (Canadian) per Common Share.

2.	DETAILS OF PURCHASER

(a)	Name of Purchaser -

(b)	Address -

(c)	Names and addresses of persons having a greater than 10% beneficial interest in the purchaser –

3.	RELATIONSHIP TO ISSUER

(a)	Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider –

(b)	If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company? If so, give details.

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof -

U.S. - Accredited Investor

UNDERTAKING

TO: The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation,whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT
(Name of Purchaser)

this day of December, 200 .
(Authorized Signature)

(Official Capacity)

(Please print here name of individual whose signature appears above, if different from name of purchaser printed above)

1

APPENDIX

The following current and former officers and directors of BakBone Software Incorporated were issued Common Shares and Warrants to purchase Common Shares pursuant to this form of Subscription for Common Shares in the amounts indicated below:

	Common Shares Issued	Warrants Issued
Howard Weiss (officer)	35,800	17,900
Peter Eck (officer)	35,681	17,840
Keith Rickard (officer and director)	100,000	50,000
Scott Peterson (officer)	8,920	4,460
Fred Moore (former director)	21,409	10,704
John Boose (former director)	8,920	4,460